ADW Capital Partners, L.P

EXHIBIT 1

JOINT ACQUISITION STATEMENT

PURSUANT TO SECTION 240.13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Dated: February 14, 2024	ADW Capital Partners, L.P.

By: ADW Capital Management, LLC

Its: General Partner

	By:	/s/ Adam D. Wyden
Name: Adam D. Wyden
Title: Sole Manager

ADW Capital Management, LLC

	By:	/s/ Adam D. Wyden
Name: Adam D. Wyden
Title: Sole Manager

Adam D. Wyden
/s/ Adam D. Wyden